UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2022

GoodRx Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39549	47-5104396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Olympic Boulevard

Santa Monica, CA 90404

(Address of Principal Executive Offices) (Zip Code)

(855) 268-2822

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GDRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2022, GoodRx Holdings, Inc. (“GoodRx” or the “Company”), through a wholly-owned subsidiary of the Company, entered into an agreement to acquire all of the outstanding shares of capital stock of vitaCare Prescription Services, Inc. (“vitaCare”) (the “Acquisition”), pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”), by and between the Company, and TherapeuticsMD, Inc., the sole stockholder of vitaCare (the “Seller”).

Under the terms of the Purchase Agreement, the Company has agreed to make an upfront cash payment of $150.0 million, subject to customary adjustments, to the Seller. In addition, the Seller is eligible to receive certain future contingent payments, of up to an aggregate of $7.0 million in cash that may become payable upon the achievement of certain milestone events. The Company has also agreed to establish a management incentive plan under which certain continuing employees would be eligible to receive up to $10 million of additional compensation upon achievement of certain performance milestones.

The Company and the Seller have agreed to customary representations, warranties and covenants in the Purchase Agreement. Subject to certain limitations, the Seller is required to indemnify the Company for losses resulting from any breaches of the Seller’s representations, warranties and covenants made in the Purchase Agreement and certain other matters, secured in part by a customary escrow from a portion of the upfront cash payment.

The Acquisition is expected to close in mid-2022, subject to the satisfaction or waiver of certain customary conditions, including, among others, (i) obtaining applicable regulatory and third party approvals, (ii) the absence of any order or legal requirement that enjoins, restrains or otherwise prevents the consummation of such Acquisition, (iii) the absence of a Material Adverse Effect (as defined in the Purchase Agreement) and (iv) customary conditions regarding the accuracy of the representations and warranties and material compliance by the parties with their respective obligations under the Purchase Agreement.

The Purchase Agreement includes customary termination provisions for both the Seller and Company, whereby the parties may terminate (i) by mutual written consent, (ii) following a permanent legal prohibition on consummating such Transaction, (iii) if the closing of the Transaction has not occurred prior to the outside date set forth in the applicable Purchase Agreement, (iv) if certain regulatory conditions or actions are imposed or taken with respect to the transaction and (v) following a breach by the other party of its representations and warranties or covenants contained in the Purchase Agreement that would result in a failure of a condition to closing of such Transaction, subject to cure rights.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the expected timing of the closing of the Acquisition, if at all. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the satisfaction of the closing conditions of the vitaCare acquisition, risks associated with acquired businesses, including the ability to integrate acquired operations, products, and technologies in our business; risks associated with the Company’s acquisition strategy; failure to realize the full value of goodwill and intangible assets; restructuring risk; and the other important factors discussed under the caption “Risk Factors” in GoodRx’s Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K. Any such forward-looking statements represent management’s estimates as of the date of this Current Report on Form 8-K. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on March 7, 2022 announcing the Acquisition. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated March 7, 2022.

104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRX HOLDINGS, INC.

By:	/s/ Karsten Voermann
Name:	Karsten Voermann
Title:	Chief Financial Officer

Date: March 7, 2022